Exhibit 32.1

SECTION 1350 Certification (Chief Executive Officer)

In connection with the Quarterly Report of Coastal Financial Corporation, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2006 as filed with the Securities and Exchange Commission (the “Report”), I Michael C. Gerald, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002 to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

This Certification is provided as of February 9, 2007.

/s/ Michael C. Gerald
Michael C. Gerald
President/Chief Executive Officer

30